WOLFF A SAMSON DRAFT
                                                                APRIL 1, 1994



                               CONTRACT OF SALE

                                by and between

                         HOLT HAULING AND WAREHOUSING
                           SYSTEM, INC., as Seller

                                     and

                     CAMDEN COUNTY IMPROVEMENT AUTHORITY,
                                 as Purchaser

                                April _, 1994


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                               TABLE OF CONTENTS
                                                                        Page
                                                                        ----

1    Conveyance of Property ......................................        3

2    Title .......................................................        5

3    Closing of Title ............................................        5

4    Purchase Price ..............................................        5

5    Closing Documents ...........................................        5

6    Re-Sale Certificate of Occupancy ............................        6

7    Environmental Matters .......................................        6

8    Seller's Representations, Warranties and Covenants...........        6

9    Authority's Obligations Hereunder; Indemnification...........        7

10   Limited Liability of Authority; Costs and Expenses...........        8

11   Survival ....................................................        9

12   Notices .....................................................        9

13   Governing Law ...............................................       10

14   Successors and Assigns ......................................       10

15   Execution ...................................................       10

16   Headings ....................................................       10

17   Severability ................................................       10

18   Broker ......................................................       10

19   Interpretation ..............................................       10


Exhibit A. Legal Description

                                       (i)


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                                CONTRACT OF SALE

     THIS CONTRACT OF SALE (the "Contract") is dated April , 1994 by and between HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation having an address of 701 N. Broadway, Gloucester City, New Jersey 08030 (the "Seller") and CAMDEN COUNTY IMPROVEMENT AUTHORITY, a body politic and corporate constituting an instrumentality exercising public and essential governmental functions, having an address of 6983 North Park Drive, East Building, Suite 304, Pennsauken, New Jersey 08109-4212 (the "Authority").

                              W I T N E S S E T H:

     WHEREAS, the Authority was created pursuant to the County Improvement Authorities Act, constituting Chapter 183 of the Pamphlet Laws of 1960, as amended (the "Act"), for the purposes, among other things, of providing within the County, structures, franchises, equipment and facilities for operation of public transportation or for terminal purposes, including development and improvements of port terminal structures, facilities and equipment, for public use in counties, in, along or through which a navigable river flows; and

     WHEREAS, the Authority is authorized, pursuant to the Act, to issue its bonds for the purpose of financing the cost of any public facility or facilities; and

     WHEREAS, the Authority proposes to undertake a certain project ("Project") consisting of the purchase, pursuant to this Contract, of a newly constructed refrigerated warehouse facility of


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approximately 312,000 square feet on land to be leased to the Issuer within the marine terminal complex owned by the Seller, in the City of Gloucester City, County of Camden and State of New Jersey, to be leased to Dockside Refrigerated Warehouses, Inc. (the "Company"); and

     WHEREAS, the Authority proposes to issue its Lease Revenue Bonds (Dockside Refrigerated Warehouses, Inc. Project) Series 1994 in the aggregate principal amount of $18,500,000 (the "Bonds") pursuant to an Indenture of Trust (the "Indenture") between the Authority The Bank of New York NA, as trustee (the "Trustee") and proposes to apply the proceeds of the sale of the Bonds to finance the acquisition of the Project; and

     WHEREAS, the Authority proposes to lease the Project to the Company pursuant to a Lease Agreement dated as of March 15, 1994 (the "Lease Agreement"; capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Lease Agreement), pursuant to which the Company shall covenant to make lease payments to the Authority sufficient to pay all principal, premium, if any, and interest when due on the Bonds and other amounts payable in connection with the Bonds; and

     WHEREAS, the Bonds shall be secured by the pledge of payments to be made by the Company under the Lease Agreement and by a leasehold mortgage lien on the Project and a security interest in certain machinery and equipment constituting fixtures of the Company, and the Bonds and obligations of the Company under the Lease Agreement shall be guaranteed by the Seller, B.H. Sobelman

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Co., Inc., Refrigerated Distribution Center, Inc., Oregon Avenue Enterprises,
Incorporated, Holt Cargo Systems, Inc., The Riverfront Development Corp.,
CRT, Inc., Triple Seven Ice, Inc., 777 Pattison Ave., Inc., Pattison Avenue Warehousing Corp., and Refrigerated Enterprises, Inc. and any other person required to be a Guarantor (collectively, the "Guarantor") pursuant to the Guaranty (as such term is hereinafter defined); and

     WHEREAS, the Bonds shall be further secured by a mortgage on the Project and a leasehold mortgage on the Land from the Authority to the Trustee dated as of March 15, 1994, subject and subordinate to the Senior Mortgage Debt (as defined in the Indenture) and pari passu and on a parity with the Parity Mortgage Debt (as defined in the Indenture); and

     WHEREAS, the Guaranty shall be secured by a mortgage on the entire marine terminal complex located in the Project Municipality from the Seller to the Trustee dated as of March 15, 1994, subject and subordinate to the Senior Mortgage Debt (as defined in the Indenture) and pari passu and on a parity with the Parity Mortgage Debt (as defined in the Indenture); and

     WHEREAS, the Seller and the Authority have the power to enter into this Indenture and to execute and deliver this Contract.

     IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Conveyance of Property.

        (a) Seller shall sell and convey to the Authority and the Authority shall purchase from Seller, all in accordance with

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the terms of this Contract, fee simple title to the Improvements (as hereinafter defined) located on certain real property in the City of Gloucester City, County of Camden and State of New Jersey, being known and designated as Block 2 and Lot 1 on the Tax Map of the City of Gloucester City, but all as more fully described on Exhibit A annexed hereto and made a part hereof (the "Real Property").

        (b) As used herein, the term "Improvements" means the approximately 312,000 square foot refrigerated warehouse building situate and existing on the Real Property, including without limitation all alterations, improvements, replacements, modifications, redecorations and additions thereto to which title has vested in Seller, the foundations and footings thereof and all fixtures, including without limitation all furnaces, boilers, refrigeration equipment, machinery, engines, motors, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to such building; IT BEING UNDERSTOOD AND AGREED, however, that the term "Improvements" shall specifically not include, and Seller shall not convey fee simple title and shall not be obligated to convey to the Authority fee simple title pursuant hereto, to the Real Property or any of Seller's right, title and interest therein or thereto other than the conveyance by Seller to the Authority of a leasehold interest in the Real Property pursuant to a Ground Lease Agreement dated as of March 15, 1994 between Seller and the Authority, pursuant to

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which Seller grants to the Authority a leasehold estate in the Real Property.

     2. Title. Title to the Improvements shall be conveyed by Seller by Bargain and Sale Deed with Covenant as to Grantor's Acts. The title to be conveyed shall be free and clear of any Liens other than Permitted Encumbrances and shall be marketable and insurable at regular rates by a title insurance company of the Authority's choice authorized to do business in the State of New Jersey.

     3. Closing of Title. The closing of title for transfer of the Improvements shall take place at the offices of Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068 on the date hereof.

     4. Purchase Price. The Authority shall pay to Seller, as and for the purchase price for the Improvements, the sum of $18,150,000, subject to no adjustments, (the "Purchase Price"), payable in immediately available funds on the Closing Date.

     5. Closing Documents.

        (a) At or prior to the Closing, Seller shall deliver to the Authority the following items with respect to the Improvements:

           (i) Bargain and Sale Deed with Covenant as to Grantor's Acts conveying fee title to the Improvements to the Authority or its assigns, free and clear of all liens, claims and encumbrances, except for the Permitted Exceptions;

           (ii) Bill of Sale, to the extent required to convey to Buyer all or any of the Improvements as contemplated hereby;

           (iii) A standard form Affidavit of Title;

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           (iv) A letter of non-applicability or a "no further action letter"
from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") with respect to the Improvements stating that the transfer and conveyance of the Improvements is not subject to the terms and conditions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq or, if applicable, a negative declaration;

           (v) A corporate resolution of Seller authorizing Seller to execute and deliver the Deed, Affidavit of Title and other documents required hereby and to consummate the transactions contemplated hereby and thereby;

           (vi) Such other documents as may be reasonably required by the Authority; and

           (ix) Any other documents required to be delivered by Seller hereunder if not theretofore delivered.

     6. Re-Sale Certificate of Occupancy. In the event the City of Gloucester City requires that a re-sale certificate of occupancy be obtained in connection with the transfer of the Improvements, Seller shall obtain such re-sale certificate of occupancy and deliver same to the Authority at or prior to the Closing.

     7. Environmental Matters. The Authority acknowledges that no environmental testing of the Improvements or the Real Property is necessary as a condition to the Authority's obligations hereunder.

     8. Seller's Representations, Warranties and Covenants. In addition to the representations, warranties and covenants set forth

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elsewhere in this Contract, Seller represents, warrants and covenants as follows:

        (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified to transact business in the State of New Jersey. Seller has full power and authority, in accordance with law, to enter into this Contract and to carry out the transactions contemplated hereby. All proceedings required to be taken by or on behalf of Seller to authorize Seller to make, deliver and carry out this Contract have been duly and properly taken. Neither the execution and delivery of this Contract nor the consummation of the transactions provided for herein will constitute a violation or breach by Seller of any provisions of any agreement or other instrument to which Seller is a party, or will result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against or binding upon Seller;

        (b) This Contract has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms; and

        (c) The Federal Taxpayer Identification Number of Seller is
23-1464716.

     9. Authority's Obligations Hereunder; Indemnification. Seller hereby agrees to indemnify, defend and hold harmless the Authority and any mortgagee of the Authority and their officers, directors, employees, agents, attorneys and representatives and

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their respective heirs, successors and assigns (collectively, the "Indemnified
Parties") from and against any and all damages, losses, deficiencies, costs, liabilities, claims, demands, charges, counsel fees and other expenses of any kind or nature whatsoever incurred or to be incurred by any Indemnified Party as a result of, arising out of or in connection with (a) a breach of any representation, warranty or covenant made by Seller herein, (b) the condition of the Improvements or the Real Property, including without limitation the physical condition of the Improvements or the presence of any environmental condition on the Improvements or the Real Property, (c) the quality of title to the Improvements, (d) the failure of Seller to comply with any applicable laws, ordinances, rules or regulations in connection with the conveyance of the Improvements as contemplated hereby or (e) any act or omission of Seller prior to or after the Closing Date relating to the transactions contemplated hereby.

     10. Limited Liability of Authority; Costs and Expenses. All costs and expenses in connection with the transactions contemplated herein, including, without limitation, title insurance and recording fees, shall, as between the Seller and the Purchaser, be the responsibility of the Seller. In addition, the obligation of the Authority to pay the Purchase Price hereunder shall be limited to the proceeds from the sale of the Bonds and shall be subject to and contingent upon the sale of the Bonds.



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     11. Survival. The representations, warranties and obligations of
Seller under this Agreement shall survive the Closing without limitation.

     12. Notices. All notices, demands or other communications which are required or permitted to be given hereunder (each, a "Notice") shall be in writing and shall be deemed duly given when hand delivered, when mailed by registered or certified mail, postage prepaid, return receipt requested or when sent by overnight delivery service providing delivery confirmation, addressed to the respective parties as follows.

     If to Seller:               Holt Hauling and Warehousing
                                     System, Inc.
                                 King and Essex Streets
                                 Gloucester City, New Jersey 08030
                                 Attention: Mr. Bernard Gelman

     with a copy to:             Holt Hauling and Warehousing
                                     System, Inc.
                                 King and Essex Streets
                                 Gloucester City, New Jersey 08030
                                 Attention: John A. Evans, Esq.

     If to the Authority:        Camden County Improvement
     Authority                   6983 North Park Drive
                                 East Building, Suite 304
                                 Pennsauken, New Jersey 08109-4212
                                 Attention: Executive Director


     with a copy to:             Veronica, Meloni & Vecchio
                                 100 Grove Street
                                 P.O. Box 472
                                 Haddonfield, New Jersey 08033
                                 Attention: Louis R. Meloni, Esq.

Anyone may change his or its address for notice purpose by giving Notice of the new address to all parties listed above in the manner specified herein.


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     13. Governing Law. This Contract and all matters pertaining hereto shall be governed by and construed in accordance with the laws of the State of New Jersey.

     14. Successors and Assigns. The covenants, conditions and agreements in this Contract shall be binding upon and shall inure to the benefit of Seller and the Authority and their respective successors and assigns.

     15. Execution. This Contract may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one and the same instrument so long as same are identical.

     16. Headings. The paragraph headings herein are for convenience only and shall not be construed to limit or affect any provisions of this Contract.

     17. Severability. In the event that any one of more of the provisions of this Contract shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Contract invalid or unenforceable and the remaining provisions hereof shall remain in full force and effect.

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     18. Broker. Each party represents to the other that it has dealt with no broker, agent or finder in connection with this transaction.

     19. Interpretation. Words in the singular number shall be held to include the plural and vice versa and words of one gender shal1 be held to include the other genders as the context requires. The terms "hereof", "herein" and "herewith" and words of similar import shall be construed to refer to this Contract in its entirety and not to any particular provisions unless otherwise stated. The "person" shall mean any natural person, partnership, corporation and any other form of business or legal entity.

     IN WITNESS WHEREOF, the parties have executed this Contract on the date and year first above written.


ATTEST:                                       SELLER:

                                              HOLT HAULING AND WAREHOUSING
                                                SYSTEM, INC.

/s/ John Evans                                By: /s/ Bernard Gelman
----------------------------                     -------------------------------
John Evans, Secretary                             Bernard Gelman
                                                  Vice President



ATTEST:                                       AUTHORITY:

                                              CAMDEN COUNTY IMPROVEMENT
                                                AUTHORITY

/s/ Philip P. Rowan                           By: /s/ Jamed J. Kelly
----------------------------                     -------------------------------
Philip P. Rowan                                   James J. Kelly
Executive Director                                Vice Chairman
 and Secretary


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